August 4, 1998



Board of Directors
Falcon Products, Inc.
9387 Dielman Industrial Drive
St. Louis, Missouri 63132

         Re:      Registration Statement on Form S-8
                  Falcon Products, Inc.
                  Employee Stock Purchase Plan
                  Non-Employee Directors' Deferred Compensation Plan

Gentlemen:

         We have served as counsel to Falcon Products, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to 600,000 shares of common stock of the Company, par value $.02 per share (the "Shares"), that may be offered and sold through the Falcon Products, Inc. Employee Stock Purchase Plan and the Non-Employee Directors' Deferred Compensation Plan (the "Plans").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, the Plans, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2.     The Shares being offered by the Company,  if offered and sold in
                accordance   with  the  Plans,   will  be  validly   issued  and
                outstanding and will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plans.

                                          Very truly yours,

                                           /s/ GALLOP, JOHNSON & NEUMAN, L.C.

                                          GALLOP, JOHNSON & NEUMAN, L.C.